Exhibit 99.1

Contact:	Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports Second Quarter Financial Results

MELVILLE, N.Y., August 8, 2011—FalconStor Software, Inc. (NASDAQ: FALC), the provider of disk-based data protection solutions, today announced financial results for its second quarter ended June 30, 2011.

Total revenues for the second quarter of 2011 were $19.6 million, an increase of 4% over the previous quarter and down 3% compared with the same period a year ago.

GAAP loss from operations for the quarter was $6.0 million, compared with an operating loss of $5.1 million for the same period a year ago.  GAAP net loss for the second quarter was $5.9 million, or $0.13 per share, compared with $3.4 million, or $0.07 per share in the second quarter of 2010.

Non-GAAP loss from operations was $3.4 million in the second quarter of 2011, compared with a loss from operations of $2.8 million for the same period a year ago.  Non-GAAP net loss was $3.4 million, or a loss of $0.07 per share, in the second quarter of 2011, compared with a net loss of $1.7 million, or $0.04 per share, in the second quarter of 2010. Non-GAAP results exclude the effects of stock-based compensation and costs associated with the ongoing government investigations.

For the six months ended June 30, 2011, revenues were $38.6 million, up 3% compared with $37.4 million for the same period a year ago.  GAAP loss from operations for the six month period was $11.6 million compared with a loss of $13.6 million in 2010.  GAAP net loss was $11.9 million, or $0.26 per share, for the six months ended June 30, 2011, compared with a loss of $8.9 million, or $0.20 per share, in the same period a year ago.

Non-GAAP loss from operations was $5.2 million for the six months ended June 30, 2011, compared with a loss of $8.6 million in 2010. Non-GAAP net loss was $5.4 million, or $0.12 per share, compared with a loss of $5.5 million, or $0.12 per share, in the same period a year ago.

The Company closed the quarter with $38.1 million in cash, cash equivalents, and marketable securities. Deferred revenue at June 30, 2011 was $25.8 million, an increase of 18% compared with the same period a year ago.

"We continue to see some momentum in our sales as a result of our market focus and the investments that we’ve made in our sales force and our channel partnerships in the first half of the year,” said Jim McNiel, president and chief executive officer of FalconStor. “Since we adopted our current mission and direction, we have made great strides in becoming a more focused and efficient organization in all functional areas.  This discipline has allowed us to deliver the solutions our customers need today to ensure disaster-proof data protection and IT service availability, while setting the stage for our next generation of products."

The Company will host a conference call to discuss its financial results on Monday, August 8, 2011 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-800-762-8795
International: 1-480-629-9644

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=153517492&RG=1&UID

Meeting: FalconStor Q2 2011 Earnings
Meeting password: q2numbers
Meeting Number: 765 068 976

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning August 8 at 6:30 p.m. EDT through 11:59 p.m. EDT on August 11. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4458337, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s ongoing government investigations, and (ii) noncash stock-based compensation charges and any potential tax effects, for all periods presented, when applicable. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection. The company’s mission is to transform traditional backup and disaster recovery (DR) into next-generation service-oriented data protection. Built upon an award-winning platform, FalconStor solutions deliver disk-based backup, continuous data protection, WAN-optimized replication and DR automation. FalconStor solutions are available through a worldwide network of partners, including solution providers, top-tier strategic partners and major OEMs. Thousands of customers worldwide, from small businesses to Fortune 100 enterprises, entrust their data to FalconStor solutions. FalconStor maintains headquarters in Melville, N.Y., and offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,616,646	$17,842,555
Marketable securities	20,857,697	18,903,635
Accounts receivable, net	17,556,090	23,286,660
Prepaid expenses and other current assets	1,500,848	1,190,531
Inventory	1,218,828	1,409,659
Income tax receivable	385,682	385,682

Total current assets	58,135,791	63,018,722

Property and equipment, net	5,187,547	5,796,013
Long-term marketable securities	620,134	578,643
Deferred tax assets, net	220,285	235,197
Other assets, net	3,079,242	2,379,225
Goodwill	4,150,339	4,150,339
Other intangible assets, net	161,686	387,222

Total assets	$71,555,024	$76,545,361

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,406,796	$1,455,013
Accrued expenses	9,715,324	9,109,424
Deferred revenue, net	18,332,448	16,979,455

Total current liabilities	30,454,568	27,543,892

Other long-term liabilities	2,565,712	2,507,169
Deferred revenue, net	7,457,507	6,555,437

Total liabilities	40,477,787	36,606,498

Commitments and Contingencies
Total stockholders' equity	31,077,237	39,938,863

Total liabilities and stockholders' equity	$71,555,024	$76,545,361

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues:
Product revenues	$11,609,760	$12,198,013	$22,868,775	$22,016,210
Support and services revenues	8,018,248	8,072,696	15,718,495	15,374,154
	19,628,008	20,270,709	38,587,270	37,390,364
Cost of revenues:
Product	2,266,040	2,550,540	3,989,045	4,059,225
Support and service	3,734,884	3,303,348	7,102,797	6,916,045
Total cost of revenues	6,000,924	5,853,888	11,091,842	10,975,270

Gross profit	$13,627,084	$14,416,821	$27,495,428	$26,415,094

Operating expenses:

Research and development costs	4,928,824	6,638,985	10,785,118	13,765,819
Selling and marketing	10,521,307	10,427,468	18,995,399	21,441,968
General and administrative	2,957,460	2,453,525	5,558,995	4,813,474
Investigation costs	1,188,671	-	3,799,791	-
Total operating expenses	19,596,262	19,519,978	39,139,303	40,021,261

Operating loss	(5,969,178)	(5,103,157)	(11,643,875)	(13,606,167)

Interest and other income (loss), net	150,007	7,499	450,956	(102,441)

Loss before income taxes	(5,819,171)	(5,095,658)	(11,192,919)	(13,708,608)

Provision (benefit) for income taxes	69,868	(1,720,160)	662,384	(4,803,045)

Net loss	$(5,889,039)	$(3,375,498)	$(11,855,303)	$(8,905,563)

Basic net loss per share	$(0.13)	$(0.07)	$(0.26)	$(0.20)

Diluted net loss per share	$(0.13)	$(0.07)	$(0.26)	$(0.20)

Weighted average basic shares outstanding	46,643,349	45,554,849	46,453,196	45,129,802
Weighted average diluted shares outstanding	46,643,349	45,554,849	46,453,196	45,129,802

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

GAAP loss from operations	$(5,969,178)	$(5,103,157)	$(11,643,875)	$(13,606,167)
Add: Non-cash stock option expense (1)	1,340,353	2,270,345	2,655,300	4,972,670
Investigation related costs (3)	1,188,671	-	3,799,791	-
Non-GAAP loss from operations	(3,440,154)	(2,832,812)	(5,188,784)	(8,633,497)

GAAP net loss	$(5,889,039)	$(3,375,498)	$(11,855,303)	$(8,905,563)
Add: Non-cash stock option expense,
net of income taxes (2)	1,340,353	1,652,057	2,655,300	3,406,996
Investigation related costs (3)	1,188,671	-	3,799,791	-
Non-GAAP net loss	(3,360,015)	(1,723,441)	(5,400,212)	(5,498,567)
GAAP gross margin – Product	80%	79%	83%	82%
Add: Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin – Product	80%	79%	83%	82%

GAAP gross margin – Support and Service	53%	59%	55%	55%
Add: Non-cash stock option expense (1)	2%	4%	2%	4%
Non-GAAP gross margin – Support and Service	55%	63%	57%	59%

GAAP operating margin	(30%)	(25%)	(30%)	(36%)
Add: Non-cash stock option expense (1)	7%	11%	7%	13%
Investigation related costs (3)	6%	-	10%	-
Non-GAAP operating margin	(18%)	(14%)	(13%)	(23%)

GAAP Basic EPS	$(0.13)	$(0.07)	$(0.26)	$(0.20)
Add: Non-cash stock option expense,
net of income taxes (2)	0.03	0.04	0.06	0.08
Investigation related costs (3)	0.03	-	0.08	-
Non-GAAP Basic EPS	(0.07)	(0.04)	(0.12)	(0.12)

GAAP Diluted EPS	$(0.13)	$(0.07)	$(0.26)	$(0.20)
Add: Non-cash stock option expense,
net of income taxes (2)	0.03	0.04	0.06	0.08
Investigation related costs (3)	0.03	-	0.08	-
Non-GAAP Diluted EPS	(0.07)	(0.04)	(0.12)	(0.12)

Weighted average basic shares Outstanding (GAAP and as adjusted)	46,643,349	45,554,849	46,453,196	45,129,802
Weighted average diluted shares Outstanding (GAAP and as adjusted)	46,643,349	45,554,849	46,453,196	45,129,802

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Cost of revenues - Product	$741	$7,009	$1,473	$13,941
Cost of revenues – Support and Service	129,714	290,145	273,201	610,091
Research and development costs	329,369	760,358	808,411	1,800,330
Selling and marketing	462,555	875,947	885,279	1,896,716
General and administrative	417,974	336,886	686,936	651,592

Total non-cash stock-based compensation expense	$1,340,353	$2,270,345	$2,655,300	$4,972,670

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, for the three and six months ended June 30, 2010, net of related income tax effects. For the three and six months ended June 30, 2011, the full year forecasted tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents investigation related costs totaling $1,188,671 and $3,799,791 for the three and six months ended June 30, 2011, respectively.